Exhibit Index





                                               Sequential
                                                  Page
                         Exhibit                 Number
                         -------                 ------


                            11        -  Statements re computation
                                         of per share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                     For the three months
                                                        ended June 30,
                                                     --------------------
                                                        1996       1995
                                                        ----       ----

Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ......................    7,747     7,686


Weighted average shares issued .....................       66         5


Acquisition of treasury stock ......................      (51)       (2)


Assumed exercise of certain stock options ..........      479       421
                                                        -----     -----

Weighted shares - end of period ....................    8,241     8,110
                                                       ======    ======

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)


                                                              For the six months
                                                                 ended June 30,
                                                              -----------------
                                                                1996      1995
                                                              -------    ------
Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common stock outstanding:

Balance - beginning of period ............................     7,682      7,656


Weighted average shares issued ...........................        75         25


Acquisition of treasury stock ............................       (25)        (1)


Assumed exercise of certain stock options ................       502        428
                                                               -----      -----

Weighted shares - end of period ..........................     8,234      8,108
                                                              ======     ======
